EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS 40% INCREASE IN

FOURTH QUARTER REVENUE

- Robust Pipeline in Life Sciences Sector Positions Business for Growth in 2023 –

- Significantly Reduced SG&A in The Quarter and Year -

- 58% Reduction in Net Loss and Slight Adjusted EBITDA Loss in The Fourth

Quarter Reflect Operating Leverage In Business Model As Company Scales -

FREDERICK, MD, March 16, 2023 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the fourth quarter and year ended December 31, 2022.

TOMI Chief Executive Officer, Dr. Halden Shane, stated, “2022 delivered continued growth in our revenue and sales pipeline as well as improved year over year financial operating results.  We ended the year on a strong note as we grew fourth quarter sales by 40% compared to the same prior year period and saw 60% growth sequentially from the prior quarter.  In fact, in the quarter ended December 31, 2022 we delivered our best financial results since 2020.  Furthermore, we continue to see positive signs in the marketplace as our fourth quarter solution sales grew by 31% compared to our prior year fourth quarter.  We expect solution sales to continue to increase, particularly as we grow our base of CES systems, which should have a positive impact on margins.”

“Our recognized revenue and sales backlog for the year ended December 31, 2022, together, was $10.4 million and we saw 22% year over year growth in customer orders.  The increase in sales was largely attributable to increased demand for our CES systems due to the success of our internal tech team’s ability to deliver systems in the fourth quarter of 2022, as well as an increase in mobile equipment orders due to our expanded product line which now features our fourth generation environment system, SteraPak, Select Plus and CES system.”

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“The higher sales, gross profit and reduced operating expenses led to improved overall annual financial results as our loss from operations declined 41% year over year and we achieved 42% improvement in our loss per share in 2022.

“We entered 2023 with strong momentum and we will continue to focus on executing our strategies to grow revenues, expand business development and deliver improved results and values for our shareholders,” Dr. Shane concluded.

Financial Results for the year ended December 31, 2022, compared to December 31, 2021

•	Total net revenue was $8,338,000 compared to $7,754,000, an increase of $584,000, or 8%.

•	Gross margin was 60.7% compared to 59.2%. The increase in gross profit was attributable to product mix in sales.

•	Operating loss was ($2,882,000) compared to ($4,924,000). The improved operating loss was attributable to higher sales, increased gross profit and lower operating expenses.

•	Net loss was ($2,880,000) or ($0.15) per basic and diluted share, compared to ($4,435,000) or ($0.25) per basic share.

•	Adjusted EBITDA was a loss of ($1,899,000) compared to ($4,123,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

•	Cash used in operations was ($1,234,000) compared to ($3,824,000), representing an improvement of $2,590,000.

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Financial Results for the three months ended December 31, 2022, compared to December 31, 2021

•	Total net revenue was $2,812,000 compared to $2,010,000, an increase of $802,000, or 40%.

•	Gross margin was 58.6% compared to 54.5%. The increase in gross profit was attributable to product mix in sales.

•	Operating loss of ($706,000) compared to ($1,734,000). The improved operating loss was attributable to higher sales, increased gross profit and lower operating expenses.

•	Net loss was ($705,000) or ($0.04) per basic and diluted share, compared to ($1,660,000) or ($0.10) per basic share.

•	Adjusted EBITDA was a loss of ($268,000) compared to ($1,573,000). A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company’s financial information below.

Balance sheet highlights as of December 31, 2022

•	Cash and cash equivalents were approximately $3.9 million.

•	Deferred revenue was $0.7 million.

•	Working capital was $8.8 million.

•	Shareholders’ equity was $11.4 million.

Recent Financial Highlights:

•	Recognized revenue and customer sales backlog for the year ended December 31, 2022, together, was approximately $10,362,000.

•	Received over $10,000,000 in sales orders from key global fortune 500 customers during 2022, representing 22% year over year growth compared to 2021.

•	8% year over year growth in recognized revenue for the year ended December 31, 2022, compared to 2021.

•	40% growth in recognized revenue for the three months ended December 31, 2022, compared the same period in 2021.

•	60% growth in 2022 fourth quarter sales compared to the third of quarter 2022.

•	Customer sales backlog of $2,024,000 as of December 31, 2022.

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Recent Business Highlights:

•	Received purchase order for an iHP Custom Engineered System (CES) from Avid Bioservices, Inc. (Avid) for implementation in Avid’s new purpose-built viral vector development and manufacturing facility in Costa Mesa, California.

•	Announced that SteraMist is to be utilized by a world-renowned influenza vaccine company that focuses on innovative research, transformative technologies, production, and distribution.

•	Announced that the U.S. Department of Health and Human Services (HHS), the largest biomedical research agency in the world, has purchased SteraMist disinfection systems for its Africa-based Biosafety Level 3 Laboratory (BSL-3) laboratory.

•	Announced that the National Health Services (NHS) Wales purchased SteraMist ionized Hydrogen Peroxide (iHP) technology, further expanding the Company’s presence in Great Britain.

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Launched our fourth generation SteraMist Environment System.  The system will now be 24 voltages, allowing for universal outlet usage and converting even more of the hydrogen peroxide BIT Solution to hydroxyl radicals, thus lowering H2O2 PPM levels allowing for faster turnaround time.  In addition, the unit will have eight (8) outputs where four (4) are dedicated to our regular process of injection, dwell, and aeration along with a light beacon status bar. Four (4) are programmable to meet the customer’s needs for any external equipment they may desire to work with the system.

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Successfully completed a second 24-month storage stability, this one to meet US EPA requirements (first one was for EU BPR submission and had different methods/requirements). With the patented 7.8% product, our Binary Ionization Technology Solution is safe to ship by air and store under normal ambient conditions.  The study will be submitted for EPA review, and the expiration date will be extended going forward upon EPA approval.

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Soli Organic Inc., one of the nation’s largest commercial indoor organic growing companies, obtained multiple SteraMist systems to protect their controlled indoor growing food process from costly fungus, Botrytis. The combination of all SteraMist systems purchased will be used daily, on a continuous cycle, to disinfect everything from seed trays that the soil and plants sit in to the plants themselves.

Conference Call Information

TOMI will hold a conference call to discuss Fourth Quarter and Year End 2022 results at 4:30 p.m. ET today, March 16, 2023.

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To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Please use the participant access code: 105041. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website or register at the following link: https://www.webcaster4.com/Webcast/Page/2262/47852

A replay of the teleconference will be available until Thursday, March 30, 2023, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 47852. A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

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TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, expected sales pipeline; financial performance and operating results for 2023; upcoming launch of new products; expected growth in sales and market demand; revenue opportunities of CES products and brand recognition of our products. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

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Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

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TOMI ENVIRONMENTAL SOLUTIONS, INC.

 CONSOLIDATED BALANCE SHEETS

ASSETS

Current Assets:	December 31, 2022	December 31, 2021
Cash and Cash Equivalents	$3,866,733	$5,317,443
Accounts Receivable - net	2,772,340	1,964,776
Other Receivables	164,150	235,904
Inventories	4,495,999	4,743,280
Vendor Deposits	447,052	288,586
Prepaid Expenses	388,359	343,573
Total Current Assets	12,134,633	12,893,562

Property and Equipment – net	1,335,331	1,488,319

Other Assets:
Intangible Assets – net	1,025,736	956,284
Operating Lease - Right of Use Asset	528,996	583,271
Capitalized Software Development Costs - net	-	10,476
Other Assets	475,103	341,006
Total Other Assets	2,029,835	1,891,037
Total Assets	$15,499,799	$16,272,918

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$1,761,750	$1,054,040
Accrued Expenses and Other Current Liabilities	728,703	664,608
Deferred Revenue	699,732	6,000
Current Portion of Long-Term Operating Lease	100,282	91,775
Total Current Liabilities	3,290,467	1,816,423

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	761,132	861,415
Total Long-Term Liabilities	761,132	861,415
Total Liabilities	4,051,599	2,677,838

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock; par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued and outstanding at December 31, 2022 and December 31, 2021	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at December 31, 2022 and December 31, 2021	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized; 19,763,955 and 19,680,955 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	197,640	196,810
Additional Paid-In Capital	57,673,559	56,941,209
Accumulated Deficit	(46,423,637)	(43,543,577)
Total Shareholders’ Equity	11,448,200	13,595,080
Total Liabilities and Shareholders’ Equity	$15,499,799	$16,272,918

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TOMI ENVIRONMENTAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Sales, net	$2,811,501	$2,010,033	$8,338,099	$7,753,582
Cost of Sales	1,164,020	914,758	3,277,644	3,166,891
Gross Profit	1,647,480	1,095,275	5,060,455	4,586,691

Operating Expenses:
Professional Fees	144,574	140,165	536,311	538,093
Depreciation and Amortization	81,502	68,999	329,164	294,665
Selling Expenses	595,225	399,329	1,867,013	1,674,466
Research and Development	97,630	78,055	352,238	572,700
Consulting Fees	69,423	61,026	215,180	326,614
General and Administrative	1,365,063	2,081,713	4,642,548	6,104,363
Total Operating Expenses	2,353,417	2,829,287	7,942,454	9,510,901
Income (loss) from Operations	(705,937)	(1,734,012)	(2,881,999)	(4,924,210)

Other Income (Expense):
Gain Upon Debt Extinguishment	-	-	-	414,583
Interest Income	891	378	1,939	1,076
Interest Expense	-	-	-	(1,034)
Total Other Income (Expense)	891	378	1,939	414,625

Income (loss) before income taxes	(705,046)	(1,733,634)	(2,880,060)	(4,509,585)
Provision for Income Taxes	-	(74,086)	-	(74,086)
Net Income (loss)	$(705,046)	$(1,659,548)	$(2,880,060)	$(4,435,499)

Net income (loss) Per Common Share
Basic	$(0.04)	$(0.10)	$(0.15)	$(0.25)
Diluted	$(0.04)	$(0.10)	$(0.15)	$(0.25)

Basic Weighted Average Common Shares Outstanding	19,763,955	16,843,045	19,743,544	17,538,994
Diluted Weighted Average Common Shares Outstanding	19,763,955	16,843,045	19,743,544	17,538,994

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The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Years
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(705,046)	$(1,659,548)	$(2,880,060)	$(4,435,499)

Interest Income	(891)	(378)	(1,939)	(1,076)
Interest Expense	-	-	-	1,034
Depreciation and Amortization	81,502	68,999	329,164	294,665
Other	-	-	-	-
EBITDA (Loss)	$(624,435)	$(1,590,927)	$(2,552,835)	$(4,140,876)

Equity Compensation Expense	356,077	18,354	653,843	18,354
Other	-	-	-	-
Adjusted EBITDA (Loss)	$(268,358)	$(1,572,573)	$(1,898,992)	$(4,122,522)

Net revenue	$2,811,501	$2,010,033	$8,338,099	$7,753,582
Adjusted EBITDA Margin	-10%	-78%	-23%	-53%

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

tomi@imsinvestorrelations.com

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